Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"FLEX MERGER ACQUISITION SUB, INC.", A DELAWARE CORPORATION,

WITH AND INTO "ENER-CORE POWER, INC." UNDER THE NAME OF "ENER-CORE POWER, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2013, AT 6:49 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF JULY, A.D. 2013, AT 3 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5192153 8100M

130832766

AUTHENTICATION: 0555007

DATE: 07-01-13

CERTIFICATE OF MERGER
OF
FLEX MERGER ACQUISITION SUB, INC.
INTO
ENER-CORE POWER, INC.

(UNDER SECTION 8-251(c) OF THE GENERAL
CORPORATION LAW OF THE STATE OF DELAWARE)

Ener-Core Power, Inc., a corporation organized and existing under the laws of the state of Delaware, and FLEX MERGER ACQUISITION SUB, INC., a corporation organized and existing under the laws of the state of Delaware, each do hereby certify that:

FIRST: The names and states of incorporation of each of the constituent corporations are:

(a) Ener-Core Power, Inc., a Delaware corporation; and

(b) FLEX MERGER ACQUISITION SUB, INC., a Delaware corporation.

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by Ener-Core Power, Inc. and FLEX MERGER ACQUISITION SUB, INC. in accordance with Section 8-251(c) of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Ener-Core Power, Inc. (the "Surviving Corporation").

FOURTH: The Certificate of Incorporation of Ener-Core Power, Inc. shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The merger is to become effective at 3:00 P.M., Eastern Time, on July 1, 2013.

SIXTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 9400 Toledo Way, Irvine, CA 92618.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of Ener-Core Power, Inc. or FLEX MERGER ACQUISITION SUB, INC.

IN WITNESS WHEREOF, the undersigned officers, for and on behalf of their respective corporations, have executed this Certificate of Merger this 28th day of June, 2013, and hereby acknowledge, under penalties of perjury, that this Certificate of Merger is the act and deed of their respective corporations and that the facts stated in this Certificate of Merger are true.

ENER-CORE POWER, INC.,
a Delaware corporation

By: /s/ Boris A. Maslov
Name: Boris A. Maslov, Ph.D.
Title: President

FLEX MERGER ACQUISITION SUB, INC.,
a Delaware corporation

By: /s/ Bryson Ishii
Name: Bryson Ishii
Title: Chief Executive Officer

[Signature Page to Certificate of Merger]